UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2012

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2280 Schuetz Road St. Louis, MO		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On July 2, 2012, K-V Pharmaceutical Company announced, through a press release, the details of a Questions and Answers document issued by the U.S. Food and Drug Administration (the “FDA”) on June 29, 2012, to further clarify the FDA’s June 15, 2012 statement on compounded versions of hydroxyprogesterone caproate (the active ingredient in Makena®).

A copy of the press release is attached hereto as Exhibit 99.1. The information in the Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated July 2, 2012, issued by K-V Pharmaceutical Company.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s and the FDA’s website addresses are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to those websites. Information contained on the Registrant’s and the FDA’s website do not constitute part of this Form 8-K or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and
Secretary